UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2026

DOUGLAS ELLIMAN INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-41054			87-2176850
(Commission File Number)			(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard	Miami	Florida	33137
(Address of Principal Executive Offices)			(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to 12(b) of the Act:

Title of each class:	Trading	Name of each exchange
	Symbol(s)	on which registered:
Common stock, par value $0.01 per share	DOUG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Executive Employment Agreements with each of J. Bryant Kirkland III and Bradley H. Brodie

On April 10, 2026, Douglas Elliman Inc. (the “Company”) entered into an amendment to its employment agreement with each of J. Bryant Kirkland III, the Company’s Executive Vice President, Treasurer and Chief Financial Officer (the “Kirkland Amendment”) and Bradley H. Brodie, the Company’s Senior Vice President, General Counsel and Secretary (the “Brodie Amendment” and together with the Kirkland Amendment, the “Amendments”).

The Kirkland Amendment

Pursuant to the Kirkland Amendment, Mr. Kirkland’s base salary was increased to $650,000.00 per annum, effective January 1, 2026, and his annual target bonus opportunity was increased to 65% of base salary. The Company also agreed to pay Mr. Kirkland a one-time retention bonus of $150,000, payable on the earlier of December 15, 2026 and the date of his termination of employment by the Company without cause or resignation of employment in circumstances amounting to good reason (a “qualifying termination of employment”), in each case, subject to his continued employment with the Company through such date.

The Kirkland Amendment also amended Mr. Kirkland’s severance payments and benefits such that (i) in the event of Mr. Kirkland’s qualifying termination of employment, the applicable severance period will be twelve (12) months and the applicable prorated bonus payment shall be based on Mr. Kirkland’s target bonus opportunity (instead of actual performance); and (ii) in the event of a qualifying termination of employment during the twelve (12) months following a change in control of the Company, Mr. Kirkland will be entitled to a payment equal to his full target bonus for the year of termination and twelve (12) months of subsidized COBRA premiums following such termination of employment.

The Brodie Amendment

Pursuant to the Brodie Amendment, Mr. Brodie’s base salary was increased to $575,000 per annum, effective January 1, 2026, and his annual target bonus opportunity was increased to 50% of base salary.

The Brodie Amendment also amended Mr. Brodie’s severance payments and benefits such that (i) in the event of Mr. Brodie’s qualifying termination of employment, the applicable severance period will be twelve (12) months and the applicable prorated bonus payment for the year of termination will be based on Mr. Brodie’s target bonus opportunity (instead of actual performance); and (ii) in the event of a qualifying termination of employment during the twelve (12) months following a change in control of the Company, Mr. Brodie will be entitled to a lump sum cash payment equal to one-and-a-half (1.5) times his base salary, a payment equal to his full target bonus for the year of termination, and twelve (12) months of subsidized COBRA premiums following such termination of employment.

The foregoing description of the Amendments is not complete and is qualified in its entirety by reference to the full texts of the Amendments, copies of which will be filed by the Company in a future periodic report under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Executive Vice President, Treasurer and Chief Financial Officer
Date: April 10, 2026